Exhibit 10.1

1 DIRECTOR INDEMNIFICATION AGREEMENT THIS DIRECTOR INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of July 17, 2026 between Merit Medical Systems, Inc., a Utah (the “Company”), and [name] (“Indemnitee”). WITNESSETH THAT: WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws of the Company, as amended and restated to date (the “Bylaws”), and the Articles of Incorporation of the Company, as amended and restated to date (the “Articles of Incorporation”), provide for indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the Utah Revised Business Corporation Act (the “Utah Act”). Under the Bylaws, Articles of Incorporation and the Utah Act, the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification; WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons; WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and Articles of Incorporation, and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

2 WHEREAS, Indemnitee does not regard the protection available under the Company’s Bylaws and Articles of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, including continuing to serve, and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified; and NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve, including to continue to serve, as an officer, director or other capacity from and after the date hereof, the parties hereto agree as follows: 1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof: (a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his or her Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful; provided, however, if applicable law so provides, no indemnification against such Expenses, judgments, penalties, fines and amounts paid in settlement shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable on the basis that the director derived an improper personal benefit. Notwithstanding any limitations set forth in this Section 1(a), Indemnitee may apply for indemnification to the court conducting the Proceeding or to another Utah Court (as defined in Section 21), and such court may may order such indemnification as is permitted under Section 16- 10a-905 of the Utah Act. (b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company or shall have been adjudged liable on the basis that the director derived an improper personal benefit. Notwithstanding any limitations set forth in this Section 1(b), Indemnitee may apply for indemnification to the court

3 conducting the Proceeding or to another Utah Court (as defined in Section 21), and such court may may order such indemnification as is permitted under Section 16-10a-905 of the Utah Act. (c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding or any issue or matter in that Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one (1) or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. (d) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. (e) Actions Where Indemnitee Is Deceased. If Indemnitee is otherwise entitled to indemnification and advancement of Expenses, as applicable, under this Agreement and prior to, during the pendency of, or after completion of, the Proceeding, Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of Indemnitee against any and all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or his or her estate, heirs or legatees, or on his, her or their her behalf, in connection with such Proceeding or any claim, issue or matter therein on the same basis as provided for Indemnitee in Section 1 hereof. (f) Defense Counsel. If the Company has determined pursuant to Section 6(b) to provide indemnification for and advancement of Expenses with respect to any Proceeding under this Agreement, the Company shall be entitled to assume the defense of such Proceeding with counsel selected by the Company upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Proceeding; provided that: (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Board, (B) counsel retained by the Company shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company fails to retain or continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or advancement of Expenses hereunder. Without Indemnitee’s prior written consent, not to be unreasonably withheld, the Company shall not settle as to Indemnitee any

4 Proceeding with respect to which it has assumed the defense in any manner that would impose any Expenses, judgments, penalties, fines or amounts paid in settlement on the Indemnitee, as distinguished from the Company, a provider of directors’ and officers’ liability insurance (“D&O Insurance”) or other third party. 2. Catch-All Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company) to the maximum extent permitted by applicable law. The only limitation that shall exist upon the Company’s obligations pursuant to this Section 2 shall be that the Company shall not be obligated to make any payment or reimburse any amount to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful. 3. Contribution. (a) Whether or not the indemnification provided in Sections 1 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which c The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), to the fullest extent permitted by applicable law, the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

5 (c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee. (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). 4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith. 5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses in advance of final disposition of the Proceeding incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status if (a) the Indemnitee furnishes the Company a written affirmation of his or her good faith belief that he or has met the applicable standard of conduct described in Section 1(a) or 1(b), as applicable; (b) the Indemnitee furnishes to the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (c) a determination is made pursuant to Section 6 that the facts then known to those making the determination would not preclude indemnification under this part. The undertaking required by Subsection (5)(b) shall be an unlimited general obligation of the Indemnitee but need not be secured and will be accepted without reference to financial ability to make repayment. A sample Written Affirmation and Undertaking to Repayment Advancement of Expenses is attached hereto as Exhibit A and available from the Company in an electronic format. From and after the date the Company makes the determination required under Section 5(c), the Company shall advance Expenses within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9. 6. Procedures and Presumptions for Determination of Entitlement to Indemnification and Advancement of Expenses. It is the intent of this Agreement to secure for Indemnitee rights of indemnity and advancement of Expenses that are as favorable as may be permitted under the Utah Act and public policy of the State of Utah. Accordingly, the parties agree that the following

6 procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to advancement of Expenses or indemnification under this Agreement: (a) To obtain indemnification, including advancement of Expenses, under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification or advancement of Expenses. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. The Company will be entitled to participate in the Proceeding at its own Expense. (b) Upon written request by Indemnitee for indemnification or advancement of Expenses pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (i) by the Board by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the Proceeding shall be counted in satisfying the quorum; (ii) if a quorum cannot be obtained as contemplated in Section 6(b)(i), by a majority vote of a committee of the Board designated by the Board of directors, which committee shall consist solely of two or more directors not parties to the Proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; (iii) by Independent Counsel selected by the Board or its committee in the manner prescribed in Section 6(b)(i) or Section 6(b)(ii), provided that if a quorum of the Board cannot be obtained under Subsection 6(b)(i) and a committee cannot be designated under Subsection 6(b)(ii), selected by a majority vote of the full Board, in which selection directors who are parties to the Proceeding may participate; or (iv) by the shareholders, by a majority of the votes entitled to be cast by holders of shares present in person or by proxy at a meeting. (c) If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification or advancement of Expenses pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a Utah Court for resolution of any objection which shall

7 have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Utah Court or by such other person as the Utah Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incurred by the Company and the Indemnitee incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. (d) In making a determination with respect to entitlement to indemnification or advancement of Expenses hereunder, the person or persons or entity making such determination shall presume based upon the affirmation of the Indemnitee, absent clear and convincing evidence to the contrary, that Indemnitee meets the applicable standard of conduct and is entitled to indemnification and advancement of Expenses under this Agreement. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification or advancement of Expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. (e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 6(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification or advancement of Expenses under this Agreement. (f) If the person, persons or entity empowered or selected under Section 7 to determine whether Indemnitee is entitled to indemnification or advancement of Expenses shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification or advancement of Expenses absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time by the Company, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further,

8 that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat. (g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. (h) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. 7. Remedies of Indemnitee. (a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification or to advancement of Expenses under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification or advancement of Expenses is made pursuant to Section 6(b) of this Agreement within the time frame set forth in Section 6(f) following receipt by the Company of the request for indemnification, (iv) payment of indemnification or advancement of Expenses is not made pursuant to Sections 1(c), 1(d), 4 or the last sentence of Section 6(g) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification or advancement of Expenses is not made pursuant to Sections 1(a) and 1(b) of this Agreement within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or advancement of Expenses or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Utah of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such

9 proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication. (b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification or advancement of Expenses, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b). (c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification or advancement of Expenses, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law. (d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his or her behalf any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, unless the court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any such judicial adjudication were frivolous or made in bad faith. (e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. (f) The Company shall indemnify Indemnitee against any and all Expenses which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

10 (g) Notwithstanding anything in this Agreement to the contrary, no final determination as to entitlement to indemnification under this Agreement (as distinguished from advancement of Expenses) shall be required to be made prior to the final disposition of the Proceeding. (h) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification or advancement of Expenses, (i) the Company shall have no further obligation under Section 1(a) or Section 1(b) to make any payments to Indemnitee not made prior to such determination; and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to or for the benefit of Indemnitee to which Indemnitee is not entitled hereunder under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a Utah Court to secure a determination that Indemnitee is entitled to be indemnified or be advanced Expenses under this Agreement or applicable law, Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). 8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation. (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the By-laws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Utah Act, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. (b) The Company hereby covenants and agrees with Indemnitee that, except as provided below, the Company shall obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”), in reasonable amounts as the Board shall determine from established and reputable insurers with an AM Best rating of A.VI or better. In all policies of D&O Insurance, Indemnitee shall be named as an insured. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Board determines in good faith that the premium costs for such insurance are disproportionate to the amount of coverage provided after giving effect to exclusions; provided that Indemnitee is given written notice of any such determination within thirty (30) days of the date that it is made (but in no event shall such notice be given less than ten (10) days prior to the termination of any existing

11 D&O Insurance); provided, further, that the Company will be required to obtain and maintain “tail” insurance policies covering Indemnitee for any act or omission taken prior to the termination of the D&O Insurance. For the avoidance of doubt, the Company shall still be obligated to provide indemnification for and/or make any advancement of Expenses with respect to any Proceeding pursuant to the terms of this Agreement, regardless of whether the Company maintains D&O Insurance covering Indemnitee. (c) Indemnitee shall be covered by the D&O Insurance policies that the Company is required to maintain hereunder in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary. (d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. (e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. 9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee: (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or (b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by

12 Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; (c) except as provided in Section 7(d) or 7(f) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding) or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or (d) for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement, which consent will not be unreasonably withheld, provided that the Company’s consent is not required if the Company has asserted that it is not obligated to indemnify or advance Expenses to Indemnitee. 10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. 11. Enforcement. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company. (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. (c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

13 12. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. 13. Definitions. For purposes of this Agreement: (a) “Corporate Status” describes the status of a person who is, was or is alleged to be or have been a director, officer, employee, agent or fiduciary of the Company, its direct or indirect subsidiaries or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company. (b) “Enterprise” shall mean the Company, its direct or indirect subsidiaries and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary. (c) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 7(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Articles of Incorporation, the Bylaws or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. (d) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at present is, nor in the past five (5) years

14 has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. (e) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, audit, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or her, or of any inaction on his or her part, while acting in his or her Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement. 14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict. 15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. Such notice shall be directed to the Chief Executive Officer of the Company and the Chief Legal Officer of the Company, and shall be given in accordance with the provisions of Section 17 below. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

15 17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent: (a) To Indemnitee at the address set forth below Indemnitee signature hereto. (b) To the Company at: Merit Medical Systems, Inc. Attention: Chief Legal Officer 1600 West Merit Parkway South Jordan, Utah 84095 Email: brian.lloyd@merit.com or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be. 18. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. 20. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide evidence of the liability insurance coverage required by this Agreement. The Company shall promptly notify Indemnitee of any material adverse change in the Company’s D&O Insurance coverage. 21. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in Utah State Courts located in Salt Lake County (a “Utah Court”) (which may include the Chancery Court of the State of Utah), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Utah Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Utah Court, and (iv) waive, and agree not

16 to plead or to make, any claim that any such action or proceeding brought in the Utah Court has been brought in an improper or inconvenient forum. [Signature Page Follows]

SIGNATURE PAGE TO DIRECTOR INDEMNIFICATION AGREEMENT IN WITNESS WHEREOF, the parties hereto have executed this Director Indemnification Agreement on and as of the day and year first above written. COMPANY By: Name: Title: INDEMNITEE Name: Address:

EXHIBIT A [see attached]

WRITTEN AFFIRMATION AND UNDERTAKING TO REPAY ADVANCEMENT OF EXPENSES [DATE] Merit Medical Systems Inc. 1600 West Merit Parkway South Jordan, Utah 84095 Attn: Chief Executive Officer and Chief Legal Officer Re: Written Affirmation and Undertaking to Repay Advancement of Expenses. [Ladies and Gentlemen/Dear]: This written affirmation and undertaking is being provided pursuant to that certain [Director/Officer] Indemnification Agreement, dated [DATE], by and between Merit Medical Systems, Inc., a Utah corporation (the "Company"), and the undersigned as Indemnitee (the "Indemnification Agreement"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with certain Proceedings. Notice. I have become subject to [DESCRIPTION OF PROCEEDING] (the "Proceeding") based on my Corporate Status. This written affirmation and undertaking also constitutes notice to the Company of the Proceeding pursuant to Section 16 of the Indemnification Agreement. The following is a brief description of the Proceeding: __________________________________________________. Written Affirmation. As a result of my Corporate Status, I have been made a party to, or am threatened to be made a party to, the above-described Proceeding. In connection with the subject matter of such Proceeding to the extent known to me, I believe that I met the applicable standard of conduct required for indemnification, namely that: I acted in good faith; I reasonably believed that my conduct was in, or at least not opposed to, the best interests of the Corporation; and In the case of any criminal proceeding, I had no reasonable cause to believe my conduct was unlawful. Accordingly, I believe I am entitled to indemnification and advancement of Expenses under the Indemnification Agreement, the Company’s documents and applicable law.

Undertaking. Pursuant to the Indemnification Agreement, I hereby request that the Company provide indemnification and advancement of Expenses, including by way of direct payment, advance, reimbursement or otherwise, all Expenses with respect to the Proceeding and any related Proceedings. In connection with the request for advancement of Expenses by the Company in connection with any such Proceeding, I hereby undertake to repay such amounts, whether advanced by way of direct payment, advance, reimbursement or otherwise, to the extent that it is ultimately determined that I am not entitled to indemnification under the Indemnification Agreement, the Articles of Incorporation, the Bylaws, the Utah Act or otherwise. This undertaking shall be unsecured, an no interest shall accrue on amounts advanced. This undertaking shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the principles of conflicts of laws thereof. Very truly yours, ________________ Name: [Title:]